UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

World Health Energy Holdings, Inc..
(Exact name of registrant as specified in its charter)

Delaware	000-30256	592762023
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

3000 Island Blvd Avenues APT 402 FL 33160
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 2890003

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

October 23, 2017, World Health Energy Holdings, Inc. (the “Company”) entered into definitive agreements (collectively the “Agreements”) to buy 70% of UCG INC, with each of Gaya Anastasia Rosenzweig and Giora Rosenzweig, as JTWRS (jointly “Gaya”), Uri Tadelis, the Company’s Chief Executive Officer and a director (“Uri”) and Chaim Lieberman, a Company shareholder and director (“Chaim”; collectively, the “Shareholders” and each a Shareholder), pursuant to which the Company agreed to issue to the Shareholders an aggregate of six billion shares (the “Initial Share Issuance”) of the Company’s common stock, 0.007 per share (the “Common Stock”), to be allocated equally among the shareholders, in exchange for holdings of outstanding shares of UCG Inc., a newly formed Florida corporation (“UCG”) the outstanding shares of which are held by the Shareholders (in equal measure), representing in the aggregate 70% of the outstanding capital of UCG. UCG is engaged in Software development following the transaction, UCG became a majority owned subsidiary of the Company.

In addition, under the terms of the Agreements, the Company undertook to issue to the Shareholders, additional shares of Common Stock (the “Additional Share Issuance”) as follows (in each instance to be allocated equally amongst the Shareholders):

(i)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $1million in gross revenues;
(ii)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $3 million in gross revenues;
(iii)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $5 million in gross revenues
(iv)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $10 million in gross revenues
(v)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $15 million in gross revenues
(vi)	10 billion shares of Common Stock once UCG, Inc. or its subsidiaries record an aggregate of $20 million in gross revenues

The Additional Share Issuance as provided in the foregoing is to be made as soon as practicable once UCG completes the financial statements for the period in which the milestones above have been achieved. The determination of UCG’s auditors/accountants as to the revenues recorded shall be final and conclusive and binding on the Shareholders.

The offering was completed through a private placement and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.  In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the investors had access to information regarding the Company; (2) each investor represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, (b) was able to bear the economic risk of an investment in the Company and (c) acquired the shares for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (3) a restrictive legend was placed on each certificate or other instrument evidencing the Purchased Securities.

    The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement and Undertaking filed as Exhibit 10.1, incorporated herein by reference. The agreement has been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The agreement contains certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the agreement. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the agreements, and such subsequent information may not be fully reflected in the Company's public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 Share Exchange Agreement and Undertaking dated as of October 23, 2017 amongst World Health Energy Holdings, Inc., Gaya Anastasia Rosenzweig and Giora Rosenzweig, as JTWRS, Uri Tadelis and Chaim Lieberman

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEALTH ENERGY HOLDINGS INC.

By:

/s/ Uri Tadelis
Uri Tadelis
Chief Executive Officer

October 23, 2017

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